UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2024

MacKenzie Realty Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-55006
(Commission File Number)

Maryland	45-4355424
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

89 Davis Road, Suite 100
Orinda, California 94563
(Address of principal executive offices, including zip code)

(925) 631-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 17, 2024, MacKenzie Realty Capital, Inc. (“MacKenzie”) issued a press release announcing the postponement of its special meeting of stockholders (the “Special Meeting”) from December 18, 2024, to January 6, 2025 at 11 am (PT). The record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting remains the same. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Stockholders of MacKenzie who have previously submitted their proxy or otherwise voted and who do not want to change their vote do not need to take any action. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting.

MacKenzie is also announcing that the Board of Directors determined a new quarter dividend rate after analyzing MacKenzie’s 2024 performance and the requirement that it pay 90% of its income to shareholders to maintain its REIT status.  Therefore, on December 12, 2024, MacKenzie’s Board declared a quarterly common dividend for the period ended December 31, 2024 in the amount of $0.05 per common share, to be paid on or about January 25, 2025 to holders of record as of December 31, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued December 17, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: December 17, 2024	By:	/s/ Robert Dixon
Robert Dixon
President